UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 26, 2005

HARTMAN COMMERCIAL PROPERTIES REIT
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50256	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043-3124
(Address of principal executive offices) (Zip Code)

(713) 467-2222
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 26, 2005, Robert W. Engel tendered his resignation as the Chief Financial Officer, and a member of the Board of Trustees, of Hartman Commercial Properties REIT (the “Company”). Mr. Engel resigned from his positions with the Company in order to pursue other professional opportunities.

Effective April 27, 2005, the Board of Trustees appointed Terry L. Henderson, Chief Financial Officer of Hartman Management, L.P., the affiliated property manager for the Company, to the position of Chief Financial Officer of the Company, and as a Trustee to fill the unexpired portion of Mr. Engel’s term on the Board (which expires at the Company’s 2005 Annual Meeting of Shareholders). The Board also nominated Mr. Henderson for election as a Trustee of the Company at the 2005 Annual Meeting.

Mr. Henderson, age 54, has been the Chief Financial Officer of Hartman Management, L.P. since 2003. Mr. Henderson is a Certified Public Accountant and a member of various professional CPA organizations. He holds a Bachelor of Business Administration in Accounting from Texas Tech University. Prior to joining Hartman Management, Mr. Henderson was the Chief Financial Officer for Senterra Real Estate Group in Houston, Texas from 1990 to 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTMAN COMMERCIAL PROPERTIES REIT /s/ Allen R. Hartman President and Secretary (Authorized Officer of the Registrant)
Date: April 29, 2005